EXHIBIT 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made as of June [__], 2014 by and between Bitcoin Bidder, Inc., a Nevada corporation (“Debtor”), and the holders )  (each, a “ Lender” and collectively, the “Lenders”) of the 10% Senior Secured Convertible Promissory Notes of the Debtor and the Parent (as defined below).

R E C I T A L S

WHEREAS, pursuant to a Securities Purchase Agreement of even date herewith by and between the Lenders, Debtor and NaturalNano, Inc. (the “Parent”) (as amended or modified from time to time, the “Purchase Agreement”), the Lenders have made an investment (the “Investment”) in 10% senior secured convertible promissory notes (each, a “Note” and, collectively, the “Notes) of the Debtor and Parent.

WHEREAS, it is a condition precedent to each Lender making the Investment that Debtor execute and deliver to the Lenders a security agreement in the form hereof.

WHEREAS, this Security Agreement is the Security Agreement referred to in the Purchase Agreement.

WHEREAS, each Lender’s Security Interest (as defined herein) shall only become effective upon the occurrence of a Security Interest Trigger.

NOW, THEREFORE, in consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with the Lenders as follows:

ARTICLE I
DEFINITIONS

Capitalized terms not defined herein shall have the meaning given to them in the Purchase Agreement. Capitalized terms not otherwise defined herein and defined in the UCC shall have, unless the context otherwise requires, the meanings set forth in the UCC as in effect on the date hereof, the recitals and as follows:

1.1 Accounts. “Accounts” shall mean all accounts, including without limitation all rights to payment for proceeds of the sale of any bitcoins owned or hereinafter acquired by the Debtor, and any associated rights thereto.

1.2 Collateral. “Collateral” shall mean all bitcoins owned or hereinafter acquired by the Debtor, any proceeds from the sale of such bitcoins and any Accounts maintained in connection with bitcoins owned by the Debtor.

1.3 Event of Default. “Event of Default” shall have the meaning specified in the Purchase Agreement.

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1.4 Obligations. “Obligations” shall mean means all obligations and liabilities of every nature of Debtor and Parent now or hereafter existing under or arising out of or in connection with the Notes, the Purchase Agreement and all other documents, instruments or certificates required to be delivered by Debtor and Parent at or prior to the Closing pursuant to the Purchase Agreement (collectively, the “Purchase Documents”); together with all extensions or renewals thereof, whether for principal, interest, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owned with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Lenders as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Debtor now or hereafter existing under this Security Agreement (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy with respect to Debtor, would accrue on such obligations, whether or not a claim is allowed against Debtor for such amounts in the related bankruptcy proceeding).

1.5 Person. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

1.6 Security Agreement. “Security Agreement” shall mean this Security Agreement, together with the schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

1.7 Security Interest. “Security Interest” shall mean the security interest of each Lender in the Collateral granted by Debtor pursuant to this Security Agreement.

1.8 Transaction Documents. “Transaction Documents” shall meanthe Transaction Documents (as that term is defined in thePurchase Agreement).

1.9 UCC. “UCC” shall mean the Uniform Commercial Code as adopted in the State of Nevada and in effect from time to time.

ARTICLE II
THE SECURITY INTEREST; REPRESENTATIONS AND WARRANTIES

2.1 The Security Interest. Upon the occurrence of a Security Interest Trigger, the Debtor shall hereby grant to each Lender a first priority lien and security interest in the Collateral to secure the payment and performance of all of the Obligations. The lien and security interest granted to each Lender under this Agreement shall constitute a first priority lien and security interest senior to all other liens and security interests. The Debtor shall not grant any subsequent liens or security interests in and to the Collateral, which shall be senior to or have a priority over the lien and security interest granted to the Lenders. The rights to the Collateral of each Lender is pari passu to each of the other Lenders.

2.2 Representations and Warranties. Debtor hereby represents and warrants to the Lenders that:

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(a) The records of Debtor with respect to the Collateral are presently located only at the address(es) listed on Schedule 1attached to this Security Agreement.

(b) The Collateral is presently located only at the location(s) listed on Schedule 1attached to this Security Agreement.

(c) The chief executive office and chief place(s) of business of Debtor are presently located at the address(es) listed on Schedule 1to this Security Agreement.

(d) Debtor is a Nevada corporation and its exact legal name is set forth in the definition of “Debtor” in the introductory paragraph of this Security Agreement. The organization identification number of Debtor is listed on Schedule 1to this Security Agreement.

(e) Debtor has good title to, or valid leasehold interest in, all of the Collateral and there are no liens on any of the Collateral.

2.3 Authorization to File Financing Statements. Debtor hereby irrevocably authorizes the Lenders at any time and from time after the occurrence of a Security Interest Trigger to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any state or federal organization identification number issued to Debtor. Debtor agrees to furnish any such information to each Lender promptly upon request.

2.4 Further Assurances. On or after the occurrence of a Security Interest Trigger, the Debtor will execute and deliver to each Lender, at the request of such Lender, at any time and from time to time, such financing statements and other instruments and do such other acts and things as each Lender may reasonably deem necessary or desirable in order to establish, perfect and maintain a valid first priority security interest in the Collateral in favor of each Lender (free and clear of all other security interests, liens, charges, encumbrances and other claims, whether voluntarily or involuntarily created) or in order to facilitate the collection of the Collateral.

ARTICLE III
AGREEMENTS OF DEBTOR

From and after the date of a Security Interest Trigger, and until all of the Obligations are paid in full, Debtor shall:

3.1 Sale of Collateral. Not sell, lease, transfer or otherwise dispose of Collateral or any interest therein.

3.2 Maintenance of Security Interest.

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(a) At the expense of Debtor, defend the Security Interest against any and all claims of any Person adverse to the Lenders and take such action and execute such financing statements and other documents as any Lender may from time to time request to maintain the perfected status of the Security Interest. Debtor shall not further encumber or grant a security interest in any of the Collateral except as provided for in the Purchase Agreement.

(b) Take any other action requested by any Lender to ensure the attachment, perfection and first priority of, and the ability of such Lender to enforce its security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Debtor’s signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lenders to enforce, its security interest in such Collateral, (iii) taking all actions required by any earlier versions of the UCC (to the extent applicable) or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction, and (iv) obtaining waivers from landlords where any of the tangible Collateral is located in form and substance satisfactory to such Lender.

3.3 Locations. Give each Lender at least thirty (30) days prior written notice of Debtor’s intention to relocate the tangible Collateral or any of the records relating to the Collateral from the locations listed on Schedule 1 attached to this Security Agreement, in which event Schedule 1shall be deemed amended to include the new location. Any additional filings or refilings requested by a Lender as a result of any such relocation in order to maintain the Security Interest in the Collateral shall be at Debtor’s expense.

3.4 Insurance. Keep the Collateral consisting of tangible personal property insured against loss or damage to the Collateral under a policy or policies covering such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke and uniform standard extended coverage and vandalism and malicious mischief endorsements, limited only as may be provided in the standard form of such endorsements at the time in use in the applicable state. Such insurance shall be for amounts not less than the actual replacement cost of the Collateral. No policy of insurance shall be so written that the proceeds thereof will produce less than the minimum coverage required by the preceding sentence, by reason of co-insurance provisions or otherwise, without the prior consent thereto in writing by the Lenders. Debtor will obtain each Lender’s loss payable endorsements on applicable insurance policies in favor of the Lenders and will provide certificates of such insurance to each Lender. Debtor shall cause each insurer to agree, by endorsement on the policy or policies or certificates of insurance issued by it or by independent instrument furnished to each Lender, that such insurer will give thirty (30) days written notice to each Lender before such policy will be altered or canceled. No settlement of any insurance claim shall be made without each Lender’s prior consent. In the event of any insured loss, Debtor shall promptly notify each Lender thereof in writing, and Debtor hereby authorizes and directs any insurer concerned to make payment of such loss directly to each Lender as its interest may appear. Each Lender is authorized, in the name and on behalf of Debtor, to make proof of loss and to adjust, compromise and collect, in such manner and amounts as it shall determine, all claims under all policies; and Debtor agrees to sign, on demand of each Lender, all receipts, vouchers, releases and other instruments which may be necessary or desirable in aid of this authorization. The proceeds of any insurance from loss, theft, or damage to the Collateral shall be held in a segregated account established by the Lenders and disbursed and applied at the discretion of the Lenders, either in reduction of the Obligations or applied toward the repair, restoration or replacement of the Collateral.

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3.5 Name; Legal Status. (a) Without providing at least 30 days prior written notice to each Lender, Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify each Lender of such organizational identification number, and (c) Debtor will not change its type of organization or jurisdiction of organization.

ARTICLE IV
RIGHTS AND REMEDIES

4.1 Right to Cure. In case of failure by Debtor to procure or maintain insurance, or to pay any fees, assessments, charges or taxes arising with respect to the Collateral, each Lender shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by Debtor to each Lender immediately upon demand, together with interest at an annual rate equal to 10% from the date of disbursement by such Lender to the date of payment by Debtor.

4.2 Rights of Parties. Upon the occurrence and during the continuance of an Event of Default, in addition to all the rights and remedies provided in the Transaction Documents or in Article 9 of the UCC and any other applicable law, the Lenders may (but is under no obligation so to do):

(a) require Debtor to assemble the Collateral at a place designated by the Lenders, which is reasonably convenient to the parties; and

(b) take physical possession of tangible Collateral and of Debtor’s records pertaining to all Collateral that are necessary to properly administer and control the Collateral or the handling and collection of Collateral, and sell, lease or otherwise dispose of the Collateral in whole or in part, at public or private sale, on or off the premises of Debtor; and

(c) collect any and all money due or to become due and enforce in Debtor’s name all rights with respect to the Collateral; and

(d) settle, adjust or compromise any dispute with respect to any Account; and

(e) receive and open mail addressed to Debtor; and

(f) on behalf of Debtor, indorse checks, notes, drafts, money orders, instruments or other evidences of payment.

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4.3 Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, Debtor does hereby constitute and appoint the Lenders as Debtor’s true and lawful attorney with full power of substitution for Debtor in Debtor’s name, place and stead for the purposes of performing any obligation of Debtor under this Security Agreement and taking any action and executing any instrument which the Lenders may deem necessary or advisable to perform any obligation of Debtor under this Security Agreement, which appointment is irrevocable and coupled with an interest, and shall not terminate until the Obligations are paid in full.

4.4 Right to Collect Accounts. Upon the occurrence and during the continuance of an Event of Default and without limiting Debtor’s obligations under the Transaction Documents: (a) Debtor authorizes the Lenders to notify any and all debtors on the Accounts to make payment directly to the Lenders (or to such place as the Lenders may direct); (b) Debtor agrees, on written notice from the Lenders, to deliver to the Lenders promptly upon receipt thereof, in the form in which received (together with all necessary endorsements), all payments received by Debtor on account of any Account; (c) the Lenders may, at their option, apply all such payments against the Obligations or remit all or part of such payments to Debtor; and (d) the Lenders may take any actions in accordance with Section 4.7 of this Agreement.

4.5 Reasonable Notice. Written notice, when required by law, sent in accordance with the provisions of Section 7(c) of the Purchase Agreement and given at least ten (10) business days (counting the day of sending) before the date of a proposed disposition of the Collateral shall be reasonable notice.

4.6 Limitation on Duties Regarding Collateral. The sole duty of the Lenders with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Lenders deal with similar property for its own account. Neither the Lenders nor any of their respective directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

4.7 Lock Box; Collateral Account. This Section 4.7 shall be effective only upon the occurrence and during the continuance of an Event of Default. If the Lenders so request in writing, Debtor will direct each of its debtors on the Accounts to make payments due under the relevant Account or chattel paper directly to a special lock box to be under the control of the Lenders. Debtor hereby authorizes and directs the Lenders to deposit into a special collateral account to be established and maintained by the Lenders all checks, drafts and cash payments received in said lock box. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation until so applied. At its option, the Lenders may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations, in the order of application selected in the sole discretion of the Lenders, or permit Debtor to withdraw all or any part of the balance on deposit in said collateral account. If a collateral account is so established, Debtor agrees that it will promptly deliver to the Lenders, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to the Lenders in the form received (except for Debtor’s indorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Ethe Lenders and shall not be commingled with any funds or property of Debtor.

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4.8 Application of Proceeds. The Lenders shall apply the proceeds resulting from any sale or disposition of the Collateral in the following order:

(a) to the costs of any sale or other disposition;

(b) to the expenses incurred by the Lender in connection with any sale or other disposition, including attorneys’ fees;

(c) to the payment of the Obligations then due and owing in any order selected by the Lenders; and

(d) to Debtor.

4.9 Other Remedies. No remedy herein conferred upon the Lenders is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Security Agreement and the Transaction Documents now or hereafter existing at law or in equity or by statute or otherwise. No failure or delay on the part of any Lender in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

ARTICLE V
MISCELLANEOUS

5.1 Expenses and Attorneys’ Fees. Debtor shall pay all fees and expenses incurred by each Lender, including the fees of counsel including in-house counsel, in connection with the protection, administration and enforcement of the rights of each Lender under this Security Agreement or with respect to the Collateral, including without limitation the protection and enforcement of such rights in any bankruptcy.

5.2 Setoff. Debtor agrees that each Lender shall have all rights of setoff and bankers’ lien provided by applicable law.

5.3 Assignability; Successors. Debtor’s rights and liabilities under this Security Agreement are not assignable or delegable, in whole or in part, without the prior written consent of the Lenders. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

5.4 Survival. All agreements, representations and warranties made in this Security Agreement or in any document delivered pursuant to this Security Agreement shall survive the execution and delivery of this Security Agreement, and the delivery of any such document.

5.5 Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6 Counterparts; Headings. This Security Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The article and section headings in this Security Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

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5.7 Notices. All communications or notices required or permitted by this Security Agreement shall be given to Debtor in accordance with Section 7(c) of the Purchase Agreement.

5.8 Amendment; No Waiver; Cumulative Remedies. No amendment of this Security Agreement shall be effective unless in writing and signed by Debtor and the Lenders. No Lender shall, by any act (except by a written instrument signed by such Lender), including by delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

5.9 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10 WAIVER OF RIGHT TO JURY TRIAL. EACH LENDER AND DEBTOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SECURITY AGREEMENT WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

5.11 Submission to Jurisdiction. As a material inducement to the Lenders to make the Investment:

(a) DEBTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS SECURITY AGREEMENT MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF NEW YORK OR THE FEDERAL COURTS LOCATED IN NEW YORK AND DEBTOR CONSENTS TO THE JURISDICTION OF SUCH COURTS. DEBTOR WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT AND ANY RIGHT IT MAY HAVE NOW OR HEREAFTER HAVE TO CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS IN AN INCONVENIENT COURT; AND

(b) Debtor consents to the service of process in any such action or proceeding by certified mail sent to Debtor at the address specified in Section 7(c) of the Purchase Agreement.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, this Security Agreement has been executed as of the day and year first above written.

BITCOIN BIDDER, INC.

By	/s/
Name: Title:

LENDER:

By	/s/
Name: Title:

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